Exhibit 10.21
                  Lease with Frederick Park Limited Partnership


LEASE
1/1/96


                                      LEASE

THIS LEASE, made this 30th day of MAY, 1996, by and between Frederick Park Limited, Partnership of 5646 Buckeystown Pike, Frederick, Maryland 21701, party of the first part, hereinafter referred to as "Landlord" and ON-SITE SOURCING, INC., party of the second part, hereinafter referred to as "Tenant"

                                   WITNESSETH;

1. LEASED PREMISES. The Landlord hereby leases to the Tenant and the Tenant hereby leases from the Landlord certain "Leased Premises" (also sometimes called "Premises"), which premises are to be used for Copier repair purposes, located in Frederick County, Maryland, with the improvements thereon known as Frederick Park containing approximately 2,500 square feet at 7311 Grove Road, Frederick, Maryland, and designated and described as shown on the plat attached to this Lease which outlines in red said lease premises to be used for the above purpose, with said plat being marked EXHIBIT A and incorporated herein as a part hereof. The Tenant shall further have the right, in common with other tenants of the Landlord, to use the parking areas provided by the Landlord in the vicinity of the premises which are not assigned to the exclusive use of any particular tenant. (Parking plan to be attached).

2. TERM: This Lease shall be for a term of thirty six (36) months, commencing on the 1st day of June, 1996 and ending on the 31st day of May, 1999 at and for the rents, covenants and agreements hereinafter reserved and contained on the part of the Tenant to be observed and performed.

3.   MINIMUM RENT:

(a)  Tenant covenants and agrees to pay to the Landlord at 5646 Buckeystown
Pike, Frederick, Maryland   21701, or at such other place as may be designated
by the Landlord, in writing, without any prior demand therefor and without any deduction or set-off whatsoever as minimum rent the sum of ONE THOUSAND TWO HUNDRED FIFTY ($1,250.00) in advance upon the first day of each calendar month during the term hereof.

(b) Cost of Living Increase. The monthly minimum rent as set forth in paragraph 3(a) above shall be increased for each twelve (12) month period within the initial (3) year term based on:

     June 1, 1997.  Rent is to be increased by the Consumer Price Index (CPI)

     June 1, 1997   Rent is to be increased by CPI.

     c Taxes and Assessments. Tenant further agrees to pay to the Landlord Tenant's share of real estate taxes and assessment, including any assessments that have been levied against the land and the improvements thereon, apportioned as to the percentage of the space that the Tenant occupies to the total of the entire space for the total premises so assessed. That is to say, that the space leased under this Lease is approximately 2500 square feet out of a total of 100,000 square feet. Therefore, such taxes and assessments shall be apportioned to the Tenant on the taxes and assessments shall be apportioned to the Tenant on the basis of 2.5% on any such taxes or assessment. Such real estate taxes and/or assessments are deemed to include any such tax assessment which may be levied or assessed as a tax on rental income and shall also include front foot benefit charges or assessments from special districting (such as assessment for fire protection). The Tenant shall pay any tax assessed against the additions or alterations made by the Tenant at its request.
     The Tenant agrees that it will pay the annual installments for improvements hereinafter constructed by the State or County authorities or any other public authority apportioned on the basis of the front feet on the leased premises subject to such assessment. All real estate taxes and assessments due hereunder shall be payable on or before July 20th of each year. The taxes for the first, and last year will be prorated.

(d) While the Landlord agrees throughout the term of this Lease to maintain the Common Facilities (as hereinafter defined) in good order, condition and repair, all expenses therefor shall be charged to the Tenant as additional rent and Tenant shall pay its proportionate share thereof. Expenses for maintenance and operation of the Common Facilities to be charged through to the Tenant shall encompass and include all sums and expenses incurred by the Landlord for the Common Facilities, such as, but not limited to, snow removal; resurfacing, repainting and respiring, cleaning and sweeping of parking areas; replanting and relandscaping; car stops; directional signs and markers; janitorial services, security services, window cleaning, light bulbs and general maintenance for common areas; security services and equipment providing for the security of the warehouse complex at Grove Road or items useful to the Tenant in the reduction of overall insurance costs; common area utilities, including, but not limited to, parking lot lighting; the amortization of the costs of common water and sewer facilities; the amortization of the costs of installation of capital investment items which are primarily for reduction of the operating costs of the warehouse complex at Grove Road where the Tenant shall share in a portion of such costs; out-of-pocket expenses directly related to management and supervision of the warehouse complex at Grove Road; and other things determined necessary in the Landlord's judgment for proper maintenance in a good, sanitary and attractive condition of all the Common Facilities. Common Facilities will not exceed Ten (10%) percent per year.

     Common Facilities herein shall include, but not be limited to, all facilities in the Landlord's warehouse complex at Grove Road that are for the non-exclusive use of the Tenant and Tenant's employees, agents and invitees in common with other authorized users, and they shall include, but not be limited to, vehicular parking areas, roadways, service areas, together with plants and plantings thereon, and areas containing directional signs. The term Common Facilities will not include any area in the warehouse complex at Grove Road leased exclusively to any tenant.

(e) All taxes, insurance premiums, damages, costs, attorney fees and other expenses, charges and sums of every nature that Tenant assumes or agrees to pay under this Lease, together with all interest and penalties that may accrue thereon, and all damages, costs, expenses, and sums (including attorney fees) that Landlord may suffer or incur by reason of any default by Tenant in performance of the terms hereof, shall all be deemed to be, and collectible as, additional rent due under this Lease. In the event of nonpayment of any item described in this paragraph 3(e) by Tenant, Landlord shall have all the rights and remedies as provided in this Lease for failure to pay rent.

(f) Late Charge. In the event that any payment therein provided for shall become overdue for a period in excess of five (5) days, a "late charge" of five cents ( $0.05 ) c) for each dollar ($1.00) so overdue shall become immediately due to the Landlord as liquidated damages for failure to make prompt payment. Said charge shall be payable for each month or fraction of a month that payment is overdue.

4. SECURITY DEPOSIT. As a security deposit under this Lease, the tenant has adopted the sum of One Thousand Two Hundred Fifty 00\000 ($1,250.00) in cash with the Landlord, which shall be retained by the Landlord for the full term of this Lease as security and guaranty for the payment of the rent, and also for the faithful performance by the Tenant of all the terms, conditions, covenants and agreements contained in this Lease on the part of the Tenant to be kept and performed.

With reference to said security deposit, the parties hereto expressly covenant and agree as follows:
(a) If the Lease is canceled for default of the Tenant, then no part of the security deposit shall be returned by the Landlord to the Tenant, nor shall the Landlord be bound to account unto the Tenant, nor shall the Landlord be bound to account unto the Tenant for any part of the security deposit.
(b) No interest shall be paid on any part of the security deposit and the Landlord need not keep the said deposit separate in a segregated account.

(c)
(d) The security deposit shall never be applied by the Tenant as rental, but may be so treated by Landlord, in its sold discretion, as an element of damages for breach by the Tenant.
(e) Upon the termination of this Lease by the Landlord as provided herein, or upon the expiration of the term of the Lease, whichever may occur first, and if at that time the Tenant is not in default of any of the terms, conditions, covenants or agreements contained deposit within thirty (3) days after the termination or expiration.
(f)  The parties agree to make a joint inspection of the premises within five
(5) days after the Tenant has vacated; and if the Tenant is in default, the security deposit shall be used to pay the cost of correcting any default, and the balance, if any, refunded to the Tenant. If the security deposit is not sufficient to correct all defaults, Tenant shall immediately pay to the Landlord the additional sum necessary to correct all defaults.
(g) In the event at any time during the term of this Lease the Landlord shall apply all or any portion of the security deposit to correct a breach of this Lease by the Tenant (which the Landlord shall be free to do at any time during the period hereof), then Tenant agrees upon demand from Landlord to restore the amount of the security deposit back up to the original amount hereinabove provided for, and it is agreed that the amount so required for restoration shall be considered as additional rent hereunder.

5.   GENERAL AGREEMENTS OF TENANT.   The Tenant covenants and agrees as follows:

(a) To use the premises and the parking space leased hereunder only for the uses described in paragraph 1, or related businesses and never to permit overnight storage of goods or materials on the loading dock or parking areas.

(b) To pay all bills for electricity, gas, fuel, power, water, sewer, including those charges of the Frederick County Department of Public Works, trash removal, telephone, and all other utilities used or consumed by the Tenant as the same shall become due. With respect to sewer and water charges (and any other charges for any of the above that are not individually charged or metered) payable in connection with the Building of which the leased premises are a part, it is agreed that Tenant shall pay, as additional rent, its proportionate part of any such charges experienced by Landlord, unless Landlord shall determine that a proportionate part does not fairly represent the Tenant's fair share of water and sewer use or use of any other charge because of the nature of its business, in which event a greater share of such water and sewer charges and other charges may be charged as against Tenant because of its disproportionate use of such utilities or services. Tenant will pay its proportionate part, or other sewer and water charges or charges for other services, no less often than quarter-annually or as billed by Landlord and within thirty (30) days of the mailing by landlord to Tenant of a statement therefor. Landlord reserves the right to install submeters at Tenant's expense to monitor

(c) Tenant's use of water or other mutable services and charge the Tenant for use of water and sewer and such other service based on the readings thereof. To do nothing and permit nothing to be done on the leased premises which will contravene or void any insurance policy covering the leased premises. If the Tenant's use of occupancy of the leased premises or its act of omission permitted by it, its agents, servants, and employees, increase the premium on any fire insurance policy covering the leased premises, then the Tenant shall pay such increased premium.

(d) To insure any plate glass on the leased premises against breakage furnishing the Landlord with a copy of said policy, and if possible, naming them as parties insured, or Tenant may be self-insured as to this item if approved, in writing, by a separate agreement signed by the Landlord.

(e) To hold the Landlord free and harmless from any and all loss, claims or damage by reason of any accident, injury or damage to any person or to the personal property of any person occurring on the leased premises or caused by such premises or any occurrence thereon.

(f) To maintain and pay for public liability insurance with bodily injury limits of One Million Dollars and One Million Dollars $1,000,000.00 - $1,000,000.00), and property damage limits of Five Hundred Thousand Dollars ($500,000.00), protecting the Tenant and the Landlord against liability for any accident, injury or damage to the premises or cause by the same. The Tenant further agrees to name the Landlord as the party insured in said policies and to furnish the Landlord with a copy of said insurance policy or memorandum thereof. In addition, Tenant agrees to pay to the Landlord its proportionate share of any insurance premiums of any kind leased premises constitute a part. Tenant's share of such insurance cost shall be 2.5% of the total of any such insurance cost and shall be paid by the Tenant on the next rent due day following written demand by the Landlord.

(g) Not to make alterations or additions to the premises without the written consent of the Landlord and to pay for all such alterations and additions. Upon termination of the Lease, the Landlord shall have the option to require the Tenant, at Tenant's cost, to restore any part or all of the premise to its original condition. However, if the Landlord does not exercise this option, such alternation and additions and additions.

(h) To comply with all applicable laws, ordinances, rules and regulations whether Federal, State, County or Town.

(i) To abide by all rules, regulations and stipulations by the Landlord which are necessary or advisable for the safety, care, protection, appearance, orderliness, uniformity or cleanliness of the leased premises and parking areas for use by other cleanliness of the leased premises and parking areas for use by other tenants or for persons on or in the vicinity thereof and of the complex of Landlord at Grove Road of which the premises are a part. Any violation by Tenant of such rules and regulations adopted hereunder by Landlord, after expiration of ten (10) days following the mailing of written notice of such rules and regulations to Tenant, shall be considered a default hereunder by Tenant to the same extent as if such rules and regulations were an original part of this Lease.

(j) To guarantee that Landlord, Tenant and other tenants of Landlords, and the agents, guests and invitees of all of them shall at all times have access to and/or through the loading platform, adjacent driveways and parking areas.

(k) To surrender the premises upon the expiration or termination of this Lease in the same good order and clean condition in which they were received at the inception of this Lease; at the same time, to surrender all equipment of the Landlord in good, clean operating condition.

(l) Not to place any signs, advertisements, or notices on the exterior of the building any signs, advertisement, or notices on the exterior of the building without the Landlord's prior consent shall not be unreasonably withheld but which Landlord may restrict in order to ensure proper signage for all tenants, in order to promote, if Landlord wishes, uniformity, and in order to comply with applicable regulations.

(m) To keep, at its cost and expense, in a good state of repair, maintenance and cleanliness all parts of the leased premises; to keep in good, clean operating conditions all doors, equipment and fixtures on or used in connection with the premises; to provide for regular servicing and maintenance, including change of filters, for all mechanical equipment on the premises; and if necessary, to replace, at its cost, any mechanical equipment which becomes defective. Tenant will maintain a comprehensive commercial service contract (which includes replacement) on all HVAC equipment for the term of the lease. Landlord will warrant the good working order of the HVAC equipment for the term of the lease. Landlord will warrant the good working order of the HVAC equipment at commencement and for 90 days from the commencement of this lease.

(n) To maintain and keep in good repair the parking area leased hereunder and not to store any kind of property other than motor vehicles in operating condition on the parking area. Tenant is only responsible for the damage to the parking area caused by their employees, affiliates, vendors and quests.

(o) Not to install or store in the leased premises any safe, machinery or heavy equipment of any kind exceeding in weight 150 pounds per square foot.

(p) That the Landlord shall not be liable to the Tenant, its agents, servants, employees, invitees or any other person or persons for any claims, damages or injuries resulting from any acts of negligence of any Co-Tenant's employees, agents, licensees, invitees or any other persons, in or about the leased premises, the building, parking or common areas thereof.

(q) That all of Tenant's agreements, covenants, and promised set forth in this Lease to be performed by Tenant shall survive termination of this Lease and the Lease term hereunder, as well as any lease renewals and subsequent termination's thereof.

6. INSOLVENCY. If Tenant makes any assignment or composition for the benefit of creditors, or if any proceedings are commence to have the Tenant declared insolvent, or if a receiver or trustee is appointed to take charge of the Tenant's affairs, or if Tenant shall become insolvent or incapable of discharging its debts as they become due, or if anything shall occur the Landlord to deem itself insecure, then the Landlord may terminate this Lease forthwith, and the Tenant shall remain liable for all damages to the leased premises and rent as set forth in paragraph 10, below. This Lease shall not be or become an asset of the insolvency state.

7. SUBORDINATION. This Lease is subject to all present and future mortgages and deeds of trust affecting the leased premises, as well as covenants and restrictions of record without need of further written agreement to such effect; but Tenant agrees to execute on demand any and all appropriate documents or papers to effectuate the provisions of this paragraph.

8. FIRE. If the leased premises shall be damaged or destroyed by fire or other casualty, the Landlord shall have five (5) months, more or less, within which to repair or restore the same. Until the premises are restored, the rent shall be abated in an amount corresponding to the period and the extent to which the premises are untenantable. If the Landlord shall fail to restore the premises within five (5) months after such damage or destruction, at the option of the Landlord, this Lease shall thereupon terminate.

9. EMINENT DOMAIN. In the event that the Federal, State, County or Town authorities, or any branch or bureau of either or any of said authorities should acquire the leased premises by eminent domain proceedings or under threat of eminent domain proceedings by private purchase, the Landlord, its successes or assigns, may recapture the lands and premises so condemned or acquired by purchase by giving to the Tenant a ninety (90) days written notice to remove from and quit the leased premises, and thereupon this Lease and the term created by it shall fully cease and determine; but in no event shall the Landlord be obligated to compensate the Tenant out of the purchase price, or

10. award or otherwise, for any loss the Tenant may sustain by reasons of such sale or condemnation to the goodwill, custom or patronage incident to the Tenant's business which it may have been conducting in and upon the leased premises, or for any claim that the Tenant may have for such sale or condemnation. The Tenant shall be free to make any claim available to it from such condemning authority.

10. DEFAULT AND REMEDIES. (a) In the event of any breach of any covenant or condition of this Lease or if the premises are deserted or vacated by Tenant, the Landlord shall have the right to enter, by force if necessary, as Tenant's agent to relate the leased premises, on behalf of the Tenant and to apply there income to the payment of rent due under this Lease and to hold Tenant liable and to sue the Tenant for any deficiencies resulting therefrom, including rent not yet due under this Lease for the unexpired balance of the term of this Lease and including reasonable attorneys' fees and court costs.

  (b) If the rent agreed to be paid, including all other sums of money which under the provisions hereof may be considered as additional rent, shall be in arrears in whole or in part for Thirty (30) or more days, Landlord may distrain therefor (and in connection with distraint proceedings Tenant agrees that a nominal bond not to exceed Five Hundred Dollars ( $500.00) shall be sufficient), and the covenant to pay rent herein shall be considered breached by Tenant. If enant shall be in breach of any of the covenants set forth in this Lease Agreement, Landlord may at its option, after having given notice set forth below, and if Tenant, after such notice, shall fail to remedy such breach as set forth below, reenter the leased premises without the need for resort to judicial proceedings, and declare this Lease and the tenancy hereunder terminated, and Landlord shall be entitled to the benefit of all provisions of the law respecting the speedy recovery of lands and tenements held over by tenants or proceedings in forcible entry and detained. Tenant agrees that if Landlord shall so reenter or if this Lease shall be terminated by Landlord because of breach hereunder by Tenant:

   (a) If the rent shall become due thereupon and be paid up to the time of reentry, dispossession, expiration or termination, together with reasonable express Landlord as hereinafter defined; and

   (b) Landlord may relate the leased premises or any part thereof, either in the name of Landlord or otherwise, for a term or terms which may, at Landlord's option, be less than or exceed the period which would otherwise have constituted the balance of the terms which may, at Landlord's option, be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease and may grant reasonable concessions; and

  c Tenant shall also pay to Landlord as liquidated damages upon demand by Landlord at any time following such reentry or termination for the failure of Tenant to observe and perform the covenants of this Lease, any deficiency between (a) the sum of ( i ) the minimum monthly rent as adjusted in this Lease for changes in the cost of living for the month immediately preceding such reentry or termination, plus ( ii ) the additional rent (adjusted to a monthly payment) payable hereunder for the month immediately preceding such reentry or termination times the number of months constituting the balance of the lease term, and (b) the amount, if any, of rents actually collected up to the time of Landlord's demand for liquidated damages on account of the leased premises for any of the period following the date of reentry, dispossession, expiration, or termination which would otherwise have constituted the balance of the term of the Lease.

     In computing such liquidated damages, which shall be payable to Landlord upon demand as aforesaid, there shall be added to the said deficiency such reasonable expenses as Landlord may incur in connection with reletting, such as court costs, attorneys' fees, real estate brokerage commissions, and for keeping the leased premises in good order or for preparing the same for reletting. All liquidated damages hereinabove described shall be payable in full upon termination of the Lease or reentry by Landlord as aforesaid.

     In the event Landlord shall determine that Tenant shall be in breach in the performance of any of the covenants on its part to be performed hereunder, except for the payment of rent and/or additional rent, Landlord shall be required to give written notice thereof to Tenant. Tenant shall have ten (10) days following receipt of such written notice to cure the breaches described in such notice, unless Landlord shall agree in writing to any extension of such period; PROVIDED, HOWEVER, if Tenant shall proceed with due diligence to cure said breaches after said notice, then such ten (10) day period shall be extended to such a period of time as may be required, in the Landlord's reasonable discretion, to cure such listed breaches while proceeding with due diligence. The provisions herein dealing with notice and granting to the Tenant a grace period for performance shall not be applicable to a Tenant's breach of this Lease Agreement because of nonpayment of rent and/or additional rent. There shall be no notice requirements required or grace periods allowed (other than those specifically applicable to payment of rent or additional rent) in the case of a breach of this Lease Agreement by Tenant for nonpayment of rent (minimum and additional).

     ( c ) No mention in this Lease of any specific right or remedy shall preclude landlord from exercising any other right or from having any other remedy or from maintaining any action to which it may be otherwise entitled either at law or in equity; and the failure of Landlord to insist in any one or more instances upon a strict performance of any promise, covenant, condition or agreement of this Lease or to exercise any option or right herein contained shall not be construed as a waiver or relinquishment for the future of such promise, covenant, condition, agreement, right of option, but the same shall remain in full force and effect unless the contrary is expressed in writing by Landlord.

11. ASSIGNMENT. Tenant will not transfer or assign either the benefits of or burdens under this Lease or make any sublease of the leased premises without the written consent of the Landlord; and the Landlord agrees that such consent shall not be unreasonably withheld in the case of a suitable, financially responsible subtenant or assignee. "Transfer" or "assignment" shall include sale or transfer of the majority stock of the Tenant. Landlord's consent to any assignment, subletting, occupation, or use by another person shall not be deemed to be a consent to any subsequent assignment, subletting, occupation, or use by another person, and Landlord shall have the continuing right of approval set forth.

12. RIGHT OF ENTRY. The Landlord shall have the right to enter the leased premises at all reasonable hours to examine the same as well as to make any necessary alterations and repairs to the premises or to contiguous premises owned by the Landlord; and during the last six (6) months of the term of this Lease, the Landlord shall have the right to enter the leased premises at reasonable times and hours to exhibit the same for rental. Landlord may enter to exhibit the premises for sale at any time during the term hereof. It is understood and agreed that Landlord shall retain a master set of keys by which it can gain access to the leased premises in case this may be required in the event of needed repairs or emergency. If at any time Tenant shall change any of the locks on doors in the leased premises, then Tenant shall immediately give Landlord notice of such change, and a set of master keys allowing to the Landlord total access to the leased premises.

13. HOLDING OVER. If Tenant shall hold over after the expiration of this Lease, it shall be a Tenant from month to month at twice the monthly rate in effect during the last month of the expiring term of this Lease.

14.  COMMISSION:

     Mackintosh, Inc. was the real estate agent who procured the Tenant, and shall be entitled to a commission amounting to Five percent (5%) on the base rents for procuring the Tenant under this Lease.

15. QUIET ENJOYMENT. Upon payment by the Tenant of the rents herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the leased premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under the Landlord, subject, nevertheless, to the terms and conditions of this Lease.

16. NO WAIVE. Any waiver of a default or breach of any covenant or condition under this Lease shall not be deemed a waiver of any subsequent default or breach.

17. SUCCESSORS. The terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of the Landlord and Tenant, their respective heirs, legal representatives, successors and assigns; but as to assigns of Tenant, only if the assignment has been consented to by the Landlord.

18 NOTIFICATION. No change, waiver or modification of the terms hereon shall be binding unless in writing and signed by both the Landlord and the Tenant.

19. MISCELLANEOUS. (a) Neither the shareholders, officers, directors, trustees, individuals or partners comprising Landlord nor the shareholders (or any of the partners comprising same), directors, trustees, officers, or partners of any of the foregoing (collectively, the "Parties") shall be liable for the performance of the Landlord's obligations under this Lease. Tenant shall not seek any damages against any of the Parties. The liability of Landlord for Landlord's obligations under this Lease shall not exceed and shall be limited to the Landlord's interest in the leased premises and the land on which the leased premises is situated, and Tenant shall not look to any other property or assets of any of the Parties in seeking either to enforce Landlord's obligations under his Lease or to satisfy a judgment for Landlord's failure to perform such obligations.

 (b) The parties hereto shall and they hereby do waive trail by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the leased premises and/or any claim of injury or damage. In the event Landlord commences proceedings for nonpayment of rent, Tenant shall not interpose any counterclaim of whatever nature or description in any such proceedings except as such may be required by law to be interposed or forever lost. This shall not, however, be construed in any way as a waiver of Tenant's right to assert such claims in any separate action or actions brought by Tenant. Tenant hereby expressly waives any and all rights of redemption granted by or under dispossessed for any cause, or in the event of Landlord obtaining possession of the leased premises by reason of the violation of Tenant of any of the agreements of this Lease, or otherwise.

     ( c ) The landlord has informed the Tenant, in advance, that it may develop the property that it owns at Grove Road as a condominium regime and, therefore, the Tenant does hereby consent, in advance, to subdivision and/or development of the building and improvement and land of which the leased premises area part into the formation of individual and separately salable units (in the nature of condominium units, cooperative units or otherwise). Tenant does hereby consent, in advance, to the creation of such organizations in connection with such subdivision and./or development of all or part of the Landlord property at Grove Road as the Landlord shall determine appropriate , as long as the rights of the Tenant pursuant to the terms of this Lease are not thereby adversely affected ; and the Tenant further agrees to pay all or any portion of the additional rents required to be paid under this Lease to such regime, association or organization as may be directed by the Landlord , as long as such additional rents shall not be increase over and above those required to be paid hereunder by the Tenant. As long as the subdivision , condominium , cooperative or similar development shall not adversely affect the rights of the Tenant under this Lease Agreement , regardless of whether or not the Tenant may have a sufficient interest in the real property under law to require its consent to the documents involved in such law to require its consent to the document involved in such matter, the Tenant ( i ) does hereby specifically waive such rights, and if such rights cannot be waived, ( ii ) does hereby consent to such matters in advance, and (iii ) does hereby further irrevocably appoint the Landlord and/or Joseph S. Welty (jointly and/or severally) its attorney-in-fact to execute any and all documents that may be needed to be executed by Tenant regarding any such subdivision, condominium, cooperative or similar development.

     Further, in the event the Landlord hereunder should so subdivide and/or develop its property at Grove Road, or any part thereof, into separately saleable and/or transferable units, the Tenant does hereby agree, in advance, to attorn to any purchaser of any unit which shall consist of the leased premises and recognizes such purchaser as Landlord under the terms and provisions of this Lease and no further consent of the Tenant shall be required, as long as the purchaser of any unit consisting of the leased premises agrees in writing with the Tenant to honor the rights and privileges of the Tenant under this Lease. Additionally, the Tenant does hereby agree in advance that should the Landlord's property as a whole by sold by the Landlord, then without further consent being necessary, it shall attorn to the purchaser as Landlord under this Lease, as long as such purchaser shall agree in writing with the Tenant to honor the rights and privileges of the Tenant under the terms and conditions of the Lease.

(d) Tenant agrees that at any time and from time to time during the term of this Lease, and within ten (10) days after demand therefor by Landlord, to execute and deliver to Landlord or to any proposed mortgagee, trustee, beneficiary or purchaser, a certificate of recordable form certifying that this Lease is in full force and effect, that the Lease is unmodified, or if modified state any such modifications, and that there are not defenses or offsets thereto, or stating such defenses or offsets as are claimed by Tenant, and the dates to which all rentals have been paid. Upon delivery of such written certificate, Tenant shall thereafter be estopped from claiming any modification, defense, offset or added paid sums not claimed to have been paid, but Tenant shall be bound by such certificate, the accuracy of which Landlord shall be entitled to challenge if it determines such certificate to be at variance with its records.

(e) (After written notice), Landlord may relocate Tenant to other space that is reasonably similar to the premises in the complex owned by Landlord at Grove Road containing at least the same amount of square feet as contained in the premises, provided that the costs of relocating Tenant and the costs of altering the new space to make it comparable to the premises is borne by Landlord. Landlord shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant or discontinuing the terms of the Lease or in any manner changing the provisions in the Lease, to change the arrangement and/or locations of any and all public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, parking facilities or other parts of the aforesaid complex or structures associated therewith.

(f) Tenant shall not cause or permit any Hazardous Substance (hereinafter defined) to be used, stored, generated or disposed of on or in the Leased Premises by Tenant, Tenant's agents, employees, contractors or invitees, without first obtaining Landlord's written consent. If Hazardous Substance are used, stored, generated or disposed of on or in the Leased Premises except as permitted above, of if the Leased Premises become contaminated in any manner for which Tenant is legally liable, Tenant shall indemnify and hold harmless the Landlord from any and all claims, damages, fines, judgments, penalties, costs, liabilities or losses (including, without limitation, a decrease in value of the Leased Premises, damages due to loss or restriction of rentable or usable space, or any damages due to adverse impact on marketing of the space, and any and all sums paid for settlement of claims, attorneys' fees, consultant and expert fees) arising during or after the term hereof and arising as a result of such contamination by Tenant. This indemnification includes, without limitation, any and all costs incurred due to any investigation of the site or any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision. Without limitation of the foregoing, if Tenant causes or permits the presence of any Hazardous Substance on the Leased Premises and such results in contamination, Tenant shall promptly, at its sole expense, take any and all necessary actions to return the Leased Premises to the condition existing prior to the presence of any such remedial action. As used herein, "Hazardous Substance" means any substance which is toxic, ignitable, reactive, or corrosive and which is regulated by any local government, the State of Mary, or the United States government. "Hazardous Substance" includes any and all material or substance which are defined as "hazardous waste", "extremely hazardous waste", or a "hazardous substance" pursuant to state, federal or local governmental law. "Hazardous Substance" includes, but is not restricted to, asbestos, polychlorobiphenyls ("PCB's") and petroleum. The indemnification provisions herein shall survive termination of this Lease and the Lease herein term created, and they shall also survive any lease renewals and subsequent termination's thereof.

(g) Tenant understand, before moving into the premises for the purpose of establishing the activity described in paragraph 1. Above, that Tenant may be required to obtain from appropriate governmental authorities various approvals and permits for such activity, including, but not limited to, a use and occupancy permit, depending on what jurisdiction or political subdivision in which the premises are located. Tenant also understands that in some cases, depending on the facts and circumstances of each cases, some alterations or improvements may be required to the premises depending on the use proposed by the Tenant. Tenant accepts full and total responsibility for applying for, paying all fees in connection with, satisfying all conditions for, and obtaining issuance of any permits as shall be required for Tenant's occupancy, all at the cost and expenses of Tenant. Landlord has made no representations whatsoever as to any of the above matters, including, but not limited to, what, if any, permits and approvals are required, what conditions would have to be fulfilled or what cost, if any, would be involved in obtaining such approvals or permits. If issuance of appropriate governmental approval or permit would require any alteration, improvement or modification to the premises, then Tenant must receive prior written approval of Landlord, and must otherwise deal with such matters (including, but not limited to, removal upon termination), in the same manner as otherwise provided in paragraph 5.(g) above.

    IN WITNESS WHEREOF, the parties hereto have affixed their hands and seals to this Lease as a specialty instrument; and in the event either is not an individual, such signature has been affixed by the party's duly authorized applicable officer, partner and/or agent.

                         FREDERICK PARK LIMITED PARTNERSHIP
                         GRANBERRY, INC. - GENERAL PARTNER

WITNESS:                 BY:




_____________________________ _______________________________________
                                    LANDLORD



____________________________  _______________________________________
                         Anthony Kopsidas
                         TENANT

                  ADDENDUM TO BASIC COMMERCIAL LEASE AGREEMENT


     Addendum to Basic Commercial Lease Agreement dated the 28th day of May, 1996, by and between FREDERICK PARK LIMITED PARTNERSHIP, hereinafter called Landlord, and ATLANTIC COPIER TECHNOLOGIES, INC. hereinafter called Tenant, is incorporated and made an integral part of the basic Lease Agreement.

1. TEMPORARY SPACE: Tenant will lease for the first two (2) months of the lease unit 7311-H, (2500sf) until the existing lease expires on 7311-B on July 31, 1996. The lease rate on the temporary space will be calculated at $4.50 sf NNN. On August 1st, 1996 the tenant can move into 7311-B and all terms and conditions in the lease will be effect.






_______________________________         _______________________________
LANDLORD                      TENANT